John Hancock Financial Services, Inc.

John Hancock Place Post Office Box 111 Boston, Massachusetts 02117 (617) 572-9197 Fax: (617) 572-9161 E-mail: jchoodlet@jhancock.com

James C. Hoodlet

Vice President and Chief Counsel

April 25, 2014

U.S. Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Re:	John Hancock Variable Life Insurance Separate Account UV File Nos. 811-7766 and 333-164159

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 5 under the Securities Act of 1933 (Post-Effective Amendment No. 38 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Insurance Separate Account UV as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.

Very truly yours,

/s/ James C. Hoodlet

Vice President and Chief Counsel

Flex V2 - NY